DO NOT WRITE ABOVE THIS LINE; RESERVED FOR ACC USE ONLY.

STATEMENT OF MERGER

Read the Instructions M075i

1. SURVIVING ENTITY NAME: Timefire LLC

1.1 SURVIVING ENTITY JURISDICTION OF ORGANIZATION: Arizona

1.2 SURVIVING ENTITY TYPE – check only one and follow instructions:

- ☑ **Arizona corporation or LLC already in existence in A.C.C. records** – if applicable, attach to this Statement Articles of Amendment.
- ☐ **NEW Arizona corporation, LLC, or limited partnership –** attach to this Statement the Articles of Incorporation (corporations), Articles of Organization (LLCs), or Statement of Qualification (limited partnerships). *NOTE* that limited partnerships must also file with the Arizona Secretary of State.
- ☐ **Foreign corporation or LLC already registered with the A.C.C.**
- ☐ **Foreign corporation or LLC seeking registration with the A.C.C. -** attach to this Statement the Application for Authority (corporations) or Application for Registration (LLCs).
- ☐ **Foreign corporation, LLC, or other entity that is not, and will not, be registered with the A.C.C.**

2. MERGING ENTITIES – list the name, entity type, and jurisdiction of organization of all merging entities other than the surviving entity. If more space is required, list all information on a separate sheet and attach it to this Statement.

Merging entity name: ENTK Acquisition Corp.	Merging entity name:
Entity type (corporation, LLC, etc): corporation	Entity type (corporation, LLC, etc):
Jurisdiction of organization: Nevada	Jurisdiction of organization:
Merging entity name:	Merging entity name:
Entity type (corporation, LLC, etc):	Entity type (corporation, LLC, etc):
Jurisdiction of organization:	Jurisdiction of organization:
Merging entity name:	Merging entity name:
Entity type (corporation, LLC, etc):	Entity type (corporation, LLC, etc):
Jurisdiction of organization:	Jurisdiction of organization:

3. SURVIVING ENTITY - ARIZONA KNOWN PLACE OF BUSINESS ADDRESS – Complete this section *only if* the surviving entity is either: an Arizona corporation, LLC, or limited partnership; or a foreign corporation or LLC already registered with the A.C.C. *NOTE:* for corporations and LLCs already on file with the A.C.C. the address must match the address currently shown in A.C.C. records.

John Wise Attention (optional)		
15720 N Greenway-Hayden Loop Address 1		
Suite 2 Address 2 (optional)		
Scottsdale City	Arizona State or Province	85260 Zip
Country: UNITED STATES		

4. SURVIVING ENTITY – STATUTORY AGENT – Complete this section only if the surviving entity is either: an Arizona corporation, LLC, or limited partnership; or a foreign corporation or LLC already registered with the A.C.C.:

4.1 *REQUIRED* – give the **name** (can be an individual or an entity) **and *physical or street address*** (not a P.O. Box) in Arizona of the statutory agent:			**4.2** *OPTIONAL* – mailing address in Arizona of statutory agent (can be a P.O. Box):		
John Wise Statutory Agent Name (required)					
Attention (optional)			Attention (optional)		
Address 1 18660 N Cave Creek Road, #219			Address 1		
Address 2 (optional)			Address 2 (optional)		
City Phoenix	AZ State	Zip 85024	City	AZ State	Zip

4.3 *IF A NEW AGENT IS BEING APPOINTED* **–** the Statutory Agent Acceptance form M002 must be attached to this Statement.

5. FOREIGN SURVIVING ENTITY, NOT QUALIFIED IN ARIZONA – MAILING ADDRESS (foreign entities that are not and will not be qualified to transact business or conduct affairs in Arizona must provide a mailing address to which service of process may be mailed):

Attention (optional)		
Address 1		
Address 2 (optional)		
City	State or Province	Zip
Country: UNITED STATES		

6. APPROVAL OF MERGER – (applies to all of the merging entities, including the surviving entity if it is also a merging entity):

By the signatures appearing on this Statement of Merger, each entity declares under the penalty of perjury that the plan of merger was approved by each merging entity, and by the surviving entity if it is also a merging entity, in accordance with A.R.S. § 29-2203, and also by each foreign merging entity or foreign merging and surviving entity in accordance with the laws of its jurisdiction of organization.

7. **DELAYED EFFECTIVE DATE –** Complete this section only if the merger will have a *delayed* effective date of not more than 90 days after delivery of the Statement to the A.C.C. – list that date below:

____

SIGNATURES: **Each merging entity must sign.**
The surviving entity must sign if it is also a merging entity.

If more space is needed, attach a separate sheet with all pertinent information.

Each signer of this Statement declares and certifies *under penalty of perjury* that this Statement together with any attachments is submitted in compliance with Arizona law.

Entity Name: Timefire LLC	September 7, 2016
Signature: [signature]	Date:
Print name and title of person signing: Jeffrey Rassas, Manager	

Entity Name: ENTK Acquisition Corp.	September 7, 2016
Signature:	Date:
Print name and title of person signing: Jonathan R. Read, Chief Executive Officer	

Entity Name:	
Signature:	Date:
Print name and title of person signing:	

Entity Name:
Signature:
Print name and title of person signing:

Entity Name:
Signature:
Print name and title of person signing:

Entity Name:
Signature:
Print name and title of person signing:

Filing Fee: $100.00 (corporations) $50 (LLCs) Expedited processing – add $35.00 to filing fee. All fees are nonrefundable - see Instructions.	Mail: Fax:	Arizona Corporation Commission - Corporate Filings Section 1300 W. Washington St., Phoenix, Arizona 85007 602-542-4100

7. **DELAYED EFFECTIVE DATE** – Complete this section only if the merger will have a *delayed* effective date of not more than 90 days after delivery of the Statement to the A.C.C. – list that date below:

____

SIGNATURES: **Each merging entity must sign.**
The surviving entity must sign if it is also a merging entity.

If more space is needed, attach a separate sheet with all pertinent information.

Each signer of this Statement declares and certifies *under penalty of perjury* that this Statement together with any attachments is submitted in compliance with Arizona law.

Entity Name: Timefire LLC	
Signature:	Date: September 7, 2016
Print name and title of person signing: Jeffrey Rassas, Manager	

Entity Name: ENTK Acquisition Corp	
Signature: [signature]	Date: September 7, 2016
Print name and title of person signing: Jonathan R. Read, Chief Executive Officer	

Entity Name:	
Signature:	Date:
Print name and title of person signing:	

Entity Name:
Signature:
Print name and title of person signing:

Entity Name:
Signature:
Print name and title of person signing:

Entity Name:
Signature:
Print name and title of person signing:

Filing Fee: $100.00 (corporations) $50 (LLCs) Expedited processing – add $35.00 to filing fee. All fees are nonrefundable - see Instructions.	Mail: Fax:	Arizona Corporation Commission - Corporate Filings Section 1300 W. Washington St., Phoenix, Arizona 85007 602-542-4100

Please be advised that A.C.C. forms reflect only the **minimum** provisions required by statute. You should seek private legal counsel for those matters that may pertain to the individual needs of your business.
All documents filed with the Arizona Corporation Commission are **public record** and are open for public inspection.
If you have questions after reading the Instructions, please call 602-542-3026 or (within Arizona only) 800-345-5819.